UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 19, 2012

Marina Biotech, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-13789	11-2658569
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3830 Monte Villa Parkway, Bothell, Washington		98021
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: 425-908-3600

N/A

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Issuance of Securities

On March 19, 2012, Marina Biotech, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with certain purchasers identified on the signature pages thereto (the “Buyers”) pursuant to which the Company will sell to the Buyers, in a registered direct offering, an aggregate of 1,600,002 shares (the “Shares”) of common stock, par value $0.006 per share (“Common Stock”), at a negotiated purchase price of $0.75 per share of Common Stock, for aggregate gross proceeds to the Company of approximately $1,200,000. Net proceeds to the Company from the sale of the securities will be approximately $1.1 million.

As part of the transaction, the Buyers will also receive warrants to purchase an aggregate of 800,001 shares of Common Stock at an exercise price of $0.75 per share (the “Warrants”). The Warrants have a term of five-years from the date of issuance and are immediately exercisable. The exercise price and the number of shares issuable upon exercise of the Warrants are subject to adjustment in the event of stock splits or dividends, business combinations, sale of assets or other similar transactions, but not as a result of future securities offerings at lower prices.

A copy of the Purchase Agreement is attached hereto as Exhibit 10.1 and is incorporated herein by reference, and a copy of the form of Warrant is attached hereto as Exhibit 4.1 and is incorporated herein by reference.

The Shares, the Warrants and the Common Stock issuable upon exercise of the Warrants are being offered by the Company pursuant to an effective shelf registration statement on Form S-3, which was filed with the Securities and Exchange Commission (the “SEC”) on August 2, 2010 and was declared effective on September 30, 2010 (File No. 333-168447).

Rodman & Renshaw, LLC, a subsidiary of Rodman & Renshaw Capital Group, Inc., acted as the exclusive placement agent in connection with this offering. A copy of the placement agent agreement between the Company and the placement agent is attached hereto as Exhibit 10.2 and incorporated herein by reference.

On March 19, 2012, the Company issued a press release announcing the offering, a copy of which is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The foregoing summaries of the offering, the securities to be issued in connection therewith, the Purchase Agreement, the Placement Agent Agreement and the form of Warrant do not purport to be complete and are qualified in their entirety by reference to the definitive transaction documents, copies of which are attached as exhibits to this Current Report on Form 8-K.

Item 1.02 Termination of a Material Definitive Agreement.

Termination of Lincoln Park Equity Facility

As disclosed in a Current Report on Form 8-K filed with the SEC on October 17, 2011, the Company and Lincoln Park Capital Fund, LLC (“LPC”) entered into a purchase agreement (the “LPC Purchase Agreement”) dated as of October 11, 2011 pursuant to which, among other things, LPC agreed upon demand, pursuant to the terms of the LPC Agreement, to purchase up to $15 million of Common Stock over a thirty (30) month period at prices as determined by prevailing market prices at the time of each purchase. The LPC Purchase Agreement is terminable by the Company at any time without cost. On March 20, 2012, the Company provided notice to LPC that it was terminating the LPC Purchase Agreement effective immediately.

Termination of Socius Equity Facility

As disclosed in a Current Report on Form 8-K filed with the SEC on December 23, 2011, the Company and Socius CG II, Ltd. (“Socius”) entered into a securities purchase agreement (the “Socius Purchase Agreement”) dated as of

December 22, 2011 pursuant to which, among other things, Socius agreed upon demand, pursuant to the terms of the Socius Purchase Agreement, to purchase up to $5 million of redeemable Series B Preferred Stock of the Company (“Preferred Stock”) over a two-year period. Through the date hereof, Socius has not purchased any shares of Preferred Stock. On March 20, 2012, the Company notified Socius that it was terminating the Socius Purchase Agreement, effective thirty (30) days from the date of such termination.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

4.1	Form of Warrant.

5.1	Opinion of Pryor Cashman LLP.

10.1	Form of Securities Purchase Agreement, dated as of March 19, 2012, between among Marina Biotech, Inc. and purchasers identified on the signature pages thereto.

10.2	Placement Agent Agreement, dated March 19, 2012, between Marina Biotech, Inc. and Rodman & Renshaw, LLC.

99.1	Press release of Marina Biotech, Inc., dated March 19, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Marina Biotech, Inc.

March 19, 2012	By:	/s/ Philip C. Ranker
	Name:	Philip C. Ranker
	Title:	Interim Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

4.1	Form of Warrant.

5.1	Opinion of Pryor Cashman LLP.

10.1	Form of Securities Purchase Agreement, dated as of March 19, 2012, between among Marina Biotech, Inc. and purchasers identified on the signature pages thereto.

10.2	Placement Agent Agreement, dated March 19, 2012, between Marina Biotech, Inc. and Rodman & Renshaw, LLC.

99.1	Press release of Marina Biotech, Inc., dated March 19, 2012.